Exhibit 10.27

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

HealthLynked Corp.

Senior Secured Convertible

Promissory Note

Original Principal Amount: $5,715,811.98	Issuance Date: February 2, 2026

This Senior Secured Convertible Promissory Note (this “Note”) is issued as of February 2, 2026 (the “Issuance Date”) by HealthLynked Corp., a Nevada corporation (the “Company”), in favor of the Mary S. Dent Gifting Trust (the “Holder”).

Whereas, the Company previously issued to the Holder one or more promissory notes, undocumented advances, and was indebted for unpaid compensation to the Holder in the aggregate amount of $5,715,811.98, as set forth in Exhibit A (collectively, the “Prior Debt”);

Whereas, the Company and the Holder desire to streamline and consolidate the indebtedness evidenced by the Prior Debt into a single replacement instrument, and, in connection therewith, to cancel, extinguish, and terminate the Prior Debt upon the issuance of this Note;

WHEREAS, certain of the Prior Debt is in default and the parties intend for this Note to be given in consideration of the waiver of such Prior Debt in default;

Whereas, the Company desires to secure all obligations under this Note with a first-priority security interest in the Pledged Collateral (as defined in Section 6 hereof), and the Holder is willing to accept such security on the terms and conditions set forth herein and in that certain Security Agreement, effective as of an even date hereof, between the Company and the Holder (the “Security Agreement”);

Therefore, in consideration of the premises and the mutual covenants and agreements set forth in this Note and the related documents, and intending to be legally bound, the Company hereby issues this Note to the Holder as a replacement and consolidation of the Prior Debt, which shall be deemed canceled as of the issuance of this Note, subject to the terms, conditions, security interests, and conversion rights provided herein and in the Security Agreement.

1. Principal and Interest.

1.1. The Company, for value received, hereby promises to pay to the order of the Holder the amount of $5,715,811.98, together with accrued and unpaid interest thereon, in accordance with the terms of this Convertible Promissory Note (this “Note”), on or before February 2, 2029 (the “Maturity Date”). Interest shall accrue on the outstanding Original Principal Amount at an annual rate equal to twelve percent (12%) (the “Regular Interest Rate”). Any portion of the Original Principal Amount outstanding on or after the Maturity Date shall accrue interest at an annual rate equal to eighteen percent (18%) (the “Post-Maturity Interest Rate”). Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of this Note shall accrue interest at an annual rate equal to eighteen percent (18%) (the “Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

1.2. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by the Holder in any action brought to enforce the terms of this Note. All payments in respect of this Note shall be in immediately available lawful money of the United States of America. All payments in respect of this Note shall be made unconditionally in full without any deduction, set off, counterclaim or other defense. If any scheduled payment date is not a business day such payment shall be made on the next succeeding business day. All payments (including without limitation pursuant to Section 2, Section 3 or Section 4) shall (a) require the payment of accrued interest on the principal amount being paid and (b) be applied first, to the payment all accrued but unpaid interest in respect of principal amounts paid and second, to the remaining principal. Any amounts paid or repaid may not be reborrowed.

1.3. Upon exchange or repayment in full of this Note as provided herein, this Note shall be terminated and surrendered to the Company for cancellation.

2. Prepayment. This Note may be prepaid, in whole or in part, by the Company at any time upon fifteen (15) days prior written notice to the Holder.

3. Conversion.

3.1. Optional Conversion of the Note. The Holder shall have the right, at any time following the Issuance Date and prior to the Maturity Date to convert all or a portion of the Original Principal Amount of this Note and the accrued interest thereon into shares of common stock of the Company (“Common Stock”), subject to adjustment as contemplated by Section 3.2, in an amount of shares of Common Stock equal to the quotient obtained by dividing (i) the principal and interest being converted by (ii) $4.25 per share (the “Conversion Price”). The Holder shall provide written notice to the Company of its option to convert the Note into Common Stock, which notice shall be substantially in the form of the Notice of Conversion attached hereto as Exhibit B (the “Notice of Conversion”). The Company shall not be required to convert any Note pursuant to any optional conversion pursuant to this Section 3.1, nor shall any conversion pursuant to this Section 3.1 be effective, unless and until the Holder provides a duly and validly executed Notice of Conversion to the Company, in substantially the form attached hereto as Exhibit B.

3.2. Adjustment to the Conversion Price. Subject to Section 7 hereof, in case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company’s capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation), the Conversion Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall, simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution, be proportionately adjusted to equal the product obtained by multiplying the Conversion Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) prior to such combination, subdivision, reclassification or dividend, and the denominator of which is that number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend.

In the case of (i) any reclassification or change of the Common Stock, (ii) a consolidation, merger or combination involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as result of which holders of Common Stock shall be entitled to receive stock, other securities, or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holder will be entitled thereafter to convert such securities into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

3.3. Effect of Conversion. Upon the issuance of any Common Stock in accordance with this Section 3, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

3.4. Notices of Record Date. In the event (i) the Company fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company, any merger or consolidation of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least ten (10) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

3.5. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Note (taking into account the adjustments required by this Section 3), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the Note, in addition to such other remedies as shall be available to the Holder, the Company will, as soon as is reasonably practicable, take all such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4. Change of Control. In the event of a Change of Control, the outstanding principal amount of the Note, plus all accrued but unpaid interest, if any, shall become due and payable immediately prior to the closing of such Change of Control. For the purposes of this Note, “Change of Control” shall mean one or more related transactions of any of (a) an acquisition (whether by way of merger, share exchange, consolidation, business combination or similar transaction) by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, or by contract) of in excess of 50% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells, leases, licenses, conveys, transfers or otherwise disposes of all or substantially all of its assets to another entity.

5. Events of Default

5.1. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)	the Company fails to pay timely any of the principal amount of or any accrued interest or other amounts due under this Note on the date the same become due and payable;

(b)	the Company or any subsidiary of the Company that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (such subsidiary, a “Significant Subsidiary”), files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)	default by the Company or a Significant Subsidiary with respect to any mortgage, indenture, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness in excess of $100,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness exists as of the date hereof or is thereafter created (i) constituting a failure to pay the principal or interest of any such indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) constituting a failure to perform or observe any condition, covenant or undertaking (or any other event shall occur or condition exists), if the effect of such failure, event or condition is to cause, or permit the holder or holders of such indebtedness to cause, such indebtedness to be declared due and payable prior to its stated maturity;

(d)	an involuntary petition is filed against the Company or a Significant Subsidiary (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company or a Significant Subsidiary;

(e)	the Company breaches any covenant or undertaking under this Note that is not cured within ten (10) business days;

(f)	any representation or warranty made by the Company in this Note shall have been false, incorrect, in accurate, misleading or breached in any material respect;

(g)	one or more judgments, non-interlocutory orders, decrees or arbitration awards shall entered against any one or more of the Company or a Significant Subsidiary involving in the aggregate a liability of $100,000 or more (excluding amounts covered by independent third-party insurance to the extent the relevant insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of 30 days after entry therefor;

(h)	the Note at any time ceases to be in full force and effect, or the Company shall so assert in writing or disavow any of its obligations thereunder; or

(i)	the Company dissolves or terminates its business.

5.2. If an Event of Default shall have occurred and be continuing, the outstanding amounts due hereunder shall accrue interest at the Default Interest Rate until such Event of Default has been cured or waived. If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest and any other amounts owing hereunder, immediately due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, that upon the occurrence of an Event of Default under clauses (b) or (d) of Section 5.1, the outstanding principal balance of this Note, together with accrued and unpaid interest and any other amounts owing hereunder, shall immediately and automatically become due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every right other remedy now or hereafter existing at law or in equity or by statute or otherwise.

6. Security. The obligations of the Company under this Note are secured by the collateral identified in the Security Agreement (the “Pledged Collateral”). The Company agrees that at its sole cost and expense, the Company will maintain the security interest created by the Security Agreement in the Pledged Collateral as a perfected First Priority security interest. “First Priority” means, with respect to any lien purported to be created in any Pledged Collateral pursuant to this Agreement, such lien is the most senior lien to which such Pledged Collateral is subject. The Company shall not grant any other liens on the Pledged Collateral without the prior written consent of the Holder.

7. Most Favored Nation Protection.

7.1.	Most Favored Nation Protection. If, at any time prior to the conversion or repayment in full of this Note, the Company enters into any public or private offering of the Company’s securities or issues or amends any convertible promissory note, simple agreement for future equity, convertible instrument, or other security that is convertible into or exercisable for equity securities of the Company (a) in a bona fide financing transaction or (b) in connection with any indebtedness or bridge financing (each, a “Subsequent Instrument”), on terms (taken as a whole) more favorable to the investor or holder thereof than the terms applicable to this Note, then the Company shall promptly provide written notice to the Holder setting forth the applicable more favorable terms and shall offer the Holder the benefit of such terms as provided herein. For the avoidance of doubt, “more favorable terms” include, without limitation, any of the following: lower conversion price or more favorable valuation cap, higher discount rate, more favorable interest rate or interest compounding, additional or broader conversion rights or triggers, more favorable maturity, additional warrants or warrant coverage, more favorable most favored nation, parity or senior ranking, information or inspection rights, pro rata rights, or any other material economic or protective term.

7.2.	Election; Conforming Amendments. Upon receipt of such notice, the Holder may elect, by written notice to the Company within ten (10) business days, to have any one or more of such more favorable terms apply to this Note, effective as of (and including the benefit of) the earliest date on which such terms became effective for any holder of a Subsequent Instrument. The Company shall, and the Holder agrees to, execute such amendments to this Note and related documents as are reasonably necessary to give effect to the Holder’s election; provided that no such amendment shall be required to the extent this Note is deemed automatically amended hereby to incorporate the elected terms as of such effective date.

7.3.	Conversion Price and Key Term Adjustments. Without limiting the foregoing:

7.3.1.	Conversion Price/Valuation Cap/Discount. If any Subsequent Instrument provides for a conversion price formula, valuation cap, or discount more favorable than that applicable to this Note, then, upon the Holder’s election, the conversion price, valuation cap, and/or discount applicable to this Note shall be adjusted to be no less favorable to the Holder than those provided in such Subsequent Instrument, including any weighted average or full ratchet anti-dilution protections or price-based adjustments.

7.3.2.	Interest Economics. If any Subsequent Instrument bears a higher interest rate, provides for compounding, payment-in-kind, or other interest accrual mechanics more favorable to the holder, the Holder may elect to have the same interest terms apply to this Note from the date such terms were first offered to any holder of a Subsequent Instrument.

7.3.3.	Conversion Triggers and Mechanics. If any Subsequent Instrument includes additional or more favorable optional or mandatory conversion events, conversion mechanics, or conversion into a more senior or protected class of equity, the Holder may elect corresponding adjustments so that this Note converts on terms and into securities no less favorable than those applicable to such Subsequent Instrument.

7.3.4.	Warrants and Coverage. If any Subsequent Instrument is issued with warrants or similar equity-linked securities, or with more favorable warrant coverage, pricing, or terms, the Holder may elect to receive equivalent warrants or adjusted coverage and terms, as applicable.

7.3.5.	Priority; Covenants; Protective Provisions. If any Subsequent Instrument benefits from a lien, security interest, subordination priority, pari passu status, financial or negative covenants, information rights, board observer rights, pro rata participation rights, or other protective provisions more favorable than those of this Note, the Holder may elect to receive the benefit of such terms to the same extent.

7.4.	Exceptions. The MFN protection shall not apply to: (a) terms that are unique to a particular investor due to regulatory, tax, ERISA, or jurisdiction-specific requirements, provided such terms do not have a material economic effect on the Holder; (b) perquisite or administrative rights that are not material to the economics or seniority of the instrument (including, by way of example, reimbursement caps, notice addresses, or wire instructions); and (c) rights that are expressly conditioned on the provision of services as an employee, consultant, or director. Any ambiguity as to materiality shall be resolved in favor of the Holder.

7.5.	Notice; Disclosure. The Company shall provide the Holder with a true and complete copy of each Subsequent Instrument (with purchase price and personally identifying information of other investors redacted if desired) within five (5) business days after execution, together with a written description of any material terms not set forth therein. Failure to timely provide such notice shall toll the election period until ten (10) business days after Holder’s receipt of notice and the relevant documents.

7.6.	No Waiver of Accrued Benefits. Any adjustment or amendment pursuant to this Most Favored Nation provision shall be without prejudice to any interest accrued, rights vested, or defaults existing under this Note prior to the effectiveness of such adjustment.

7.7.	Most Favored Nation Floor. The Company shall not offer or agree to any term in any Subsequent Instrument that would, after giving effect to this provision, result in this Note having terms less favorable to the Holder than those applicable to any holder of a Subsequent Instrument.

7.8.	Coordination with Future Equity Financing. In the event of a Qualified Financing or other equity financing in which this Note is convertible pursuant to its terms, the MFN adjustments elected by the Holder under this provision shall be taken into account in determining the conversion price, securities received, and all related rights and obligations, so that the Holder receives securities and ancillary rights on terms no less favorable than those offered to the most-favored investor in such financing.

7.9.	Survival. This Most Favored Nation provision shall remain in effect until the earlier of (a) the full payment in cash of all amounts due under this Note and (b) the date on which this Note has been converted in full and all post-conversion obligations of the Company in respect of the securities issued upon conversion have been satisfied.

8. Extinguishment and Waiver of Default on Prior Debt. Upon issuance of this Note, all amounts owing and obligations of the Company under the Prior Debt are hereby cancelled, extinguished, and terminated. Holder explicitly waives any defaults that had arisen under the Prior Debt, retroactive to the date that any such default occurred, under any of the Prior Debt, including, but not limited to, any default caused by any of the Convertible Promissory Notes listed in Exhibit A having reached their respective maturity dates without repayment.

9. Waiver of Notice; Fees. The Company hereby waives notice, presentment, protest and notice of dishonor. Other than pursuant to a writing by the Holder, no failure to exercise any right of the Holder with respect to this Note, nor any delay in, or waiver of, the exercise thereof, shall impair any such right or be deemed to be a waiver thereof. If the Holder is required to commence legal proceedings, process or incur any other cost to collect amounts due and payable hereunder or to enforce its rights under this Note, the Company shall be liable to pay or reimburse the Holder for all reasonable costs and expenses incurred in connection with the collection of such amounts and any such legal proceedings, including, without limitation, attorneys’ fees.

10. Assignment. This Note shall not be assignable by the Company without the prior written consent of the Holder and any such purported assignment shall be null and void. Subject to the foregoing restrictions, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, any party to whom such rights, interests and obligations were assigned by the Holder or the Company, as applicable, shall have all of the Holder’s or the Company’s, as applicable, rights, interests and obligations hereunder as if such party were the original Holder or Company, as applicable.

11. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

12. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission). The addresses and e-mail addresses for such communications shall be:

If to the Borrower:

HealthLynked Corp.

1265 Creekside Parkway, Suite 302

Naples, FL 34108

Attention:	Jeremy Daniel, CFO
Telephone:	513-373-0848
Email:	JDaniel@healthlynked.com

With a copy (that will not constitute notice) to:

K&L Gates LLP

200 S. Biscayne Blvd., Suite 3900

Miami, FL 33131

Attention:	Clayton E. Parker, Esq.
Telephone:	(305) 539-3306
E-mail:	Clayton.Parker@klgates.com

If to the Holder:

The Mary S. Dent Gifting Trust

28861 Cavell Ter

Naples, FL 34119

Attn:	Dr. Michael Dent, Trustee
Telephone:	239-331-1943
Email:	MDent1@comcast.net

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

9. Noteholder Not Stockholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

10. Usury. It is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

11. Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Note shall be governed by and construed under the laws of the State of Nevada. With respect to any disputes arising out of or related to this Note, the parties consent to the exclusive jurisdiction of the state and federal courts of the State of Nevada. TO THE FULLEST EXTENT PERMITTED BY LAW, THE HOLDER AND THE COMPANY HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE, THE OBLIGATIONS HEREUNDER OR THE HOLDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

12. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note, the Company shall issue and deliver, in lieu of this Note, a new Note which shall carry the same rights to interest carried by this Note, stating that such new Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation.

13. Tax. Any and all payments by the Company hereunder shall be made free and clear of and without deduction of any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority. The Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of any applicable governmental authority which arise from any payment made hereunder.

14. Usury. This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed that permissible under applicable law. If at any time the performance of any provision of this Note involves a payment exceeding the limit that may be validly charged under applicable law, then the obligation to be performed shall be automatically reduced to such limit.

13. Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.

14. Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Note.

15. Severability; Execution in Counterparts. If any provision of this Note is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Electronic Delivery. An executed copy of this Note may be delivered by facsimile or similar electronic transmission device (including signature via DocuSign or similar services) pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

16. Electronic Delivery. An executed copy of this Note may be delivered by facsimile or similar electronic transmission device (including signature via DocuSign or similar services) pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

COMPANY:
HEALTHLYNKED CORP.

By:	/s/ Jeremy Daniel
Name:	Jeremy Daniel
Title:	Chief Financial Officer

ACCEPTED AND AGREED TO

HOLDER:
Mary S. Dent Gifting Trust

By:	/s/ Michael Dent
Name:	Michael Dent
Title:	Trustee

Signature Page to

Senior Secured Convertible Promissory Note

HealthLynked Corp.

EXHIBIT A

PRIOR DEBT

Note#	Inception Date	Maturity	Original Principal	Outstanding Principal	Accrued Interest	Total Owed
Convertible Notes						
1	03/27/24	12/31/25	$ 350,000.00	$ 105,000.00	$ 89,983.56	$ 194,983.56
2	03/27/24	03/31/26	$ 150,000.00	$ 150,000.00	$ 37,553.42	$ 187,553.42
3	03/27/24	03/31/26	$ 166,500.00	$ 166,500.00	$ 41,684.30	$ 208,184.30
4	04/10/24	12/31/25	$ 150,000.00	$ 150,000.00	$ 35,568.49	$ 185,568.49
5	04/18/24	12/31/25	$ 50,000.00	$ 50,000.00	$ 11,724.66	$ 61,724.66
6	06/03/24	12/31/25	$ 1,000,000.00	$ 1,000,000.00	$ 204,493.15	$ 1,204,493.15
7a	09/19/24	03/31/26	$ 36,842.11	$ 36,842.11	$ 6,534.68	$ 43,376.79
7b	09/19/24	03/31/26	$ 10,526.32	$ 10,526.32	$ 1,867.05	$ 12,393.37
7c	09/19/24	03/31/26	$ 73,684.21	$ 73,684.21	$ 13,069.36	$ 86,753.57
7d	09/19/24	03/31/26	$ 21,052.63	$ 21,052.63	$ 3,734.11	$ 24,786.74
7e	09/19/24	03/31/26	$ 105,263.16	$ 105,263.16	$ 18,670.52	$ 123,933.68
7f	09/19/24	03/31/26	$ 126,315.79	$ 126,315.79	$ 22,404.61	$ 148,720.40
7g	09/19/24	03/31/26	$ 105,263.16	$ 105,263.16	$ 18,670.52	$ 123,933.68
7h	09/19/24	03/31/26	$ 52,631.58	$ 52,631.58	$ 9,335.25	$ 61,966.83
7i	09/19/24	03/31/26	$ 157,894.74	$ 157,894.74	$ 28,005.77	$ 185,900.51
7j	09/19/24	03/31/26	$ 210,526.32	$ 210,526.32	$ 37,341.02	$ 247,867.34
8	12/04/24	12/31/25	$ 25,000.00	$ 25,000.00	$ 3,600.00	$ 28,600.00
9	12/17/24	12/31/25	$ 70,000.00	$ 70,000.00	$ 9,780.82	$ 79,780.82
10	12/31/24	12/31/25	$ 120,000.00	$ 120,000.00	$ 16,214.79	$ 136,214.79
11	03/04/25	03/31/26	$ 50,000.00	$ 50,000.00	$ 5,342.46	$ 55,342.46
12	03/12/25	03/31/26	$ 60,000.00	$ 60,000.00	$ 6,253.15	$ 66,253.15
13	03/18/25	03/31/26	$ 420,000.00	$ 420,000.00	$ 42,943.56	$ 462,943.56
14	03/27/25	03/31/26	$ 65,000.00	$ 65,000.00	$ 6,453.69	$ 71,453.69
15	04/01/25	03/31/26	$ 20,000.00	$ 20,000.00	$ 1,952.87	$ 21,952.87
16	04/09/25	03/31/26	$ 100,000.00	$ 100,000.00	$ 9,501.37	$ 109,501.37
17	04/16/25	03/31/26	$ 15,000.00	$ 15,000.00	$ 1,390.68	$ 16,390.68
18	04/22/25	03/31/26	$ 65,000.00	$ 65,000.00	$ 5,898.08	$ 70,898.08
19	05/08/25	03/31/26	$ 100,000.00	$ 100,000.00	$ 8,547.94	$ 108,547.94
20	05/12/25	03/31/26	$ 50,000.00	$ 50,000.00	$ 4,208.22	$ 54,208.22
21	05/29/25	11/29/25	$ 35,000.00	$ 35,000.00	$ 2,577.53	$ 37,577.53
22	06/04/25	12/04/25	$ 83,845.84	$ 83,845.84	$ 5,974.87	$ 89,820.71
23	06/18/25	12/18/25	$ 43,845.84	$ 43,845.84	$ 2,872.20	$ 46,718.04
24	06/25/25	12/25/25	$ 50,000.00	$ 50,000.00	$ 3,131.51	$ 53,131.51
25	07/01/25	01/01/26	$ 70,000.00	$ 70,000.00	$ 4,211.51	$ 74,211.51
26	07/11/25	01/11/26	$ 50,000.00	$ 50,000.00	$ 2,843.84	$ 52,843.84
27	07/16/25	01/16/26	$ 40,000.00	$ 40,000.00	$ 2,209.32	$ 42,209.32
28	07/23/25	01/23/26	$ 30,000.00	$ 30,000.00	$ 1,587.95	$ 31,587.95
29	09/03/25	03/03/26	$ 15,000.00	$ 15,000.00	$ 586.85	$ 15,586.85
30	09/10/25	03/10/26	$ 54,000.00	$ 54,000.00	$ 1,988.38	$ 55,988.38
31	09/17/25	03/17/26	$ 45,000.00	$ 45,000.00	$ 1,553.42	$ 46,553.42
32	09/26/25	03/26/26	$ 26,000.00	$ 26,000.00	$ 820.60	$ 26,820.60
33	10/02/25	04/02/26	$ 34,000.00	$ 34,000.00	$ 1,006.03	$ 35,006.03
34	12/02/25	05/02/26	$ 80,000.00	$ 80,000.00	$ 762.74	$ 80,762.74
	Subtotal		$ 4,583,191.70	$ 4,338,191.70	$ 734,854.85	$ 5,073,046.55
Undocumented Advances and other						
35	06/13/25		$ 70,000.00	$ 70,000.00	$ -	$ 70,000.00
36	08/12/25		$ 100,000.00	$ 100,000.00	$ -	$ 100,000.00
37	10/23/25		$ 70,000.00	$ 70,000.00	$ -	$ 70,000.00
38	12/29/25		$ 10,000.00	$ 10,000.00	$ -	$ 10,000.00
39	12/30/25		$ 45,000.00	$ 45,000.00	$ -	$ 45,000.00
40	12/30/25		$ 14,840.02	$ 14,840.02	$ -	$ 14,840.02
41	12/31/25		$ 10,000.00	$ 10,000.00	$ -	$ 10,000.00
42	01/14/26		$ 20,000.00	$ 20,000.00	$ -	$ 20,000.00
43	Unpaid interest on retired note				$ 2,325.41	$ 2,325.41
44	Accrued Compensation		$ 300,600.00	$ 300,600.00	$ -	$ 300,600.00
	Subtotal		$ 640,440.02	$ 640,440.02	$ 2,325.41	$ 642,765.43
	TOTAL		**$ 5,223,631.72**	**$ 4,978,631.72**	**$ 737,180.26**	**$ 5,715,811.98**

EXHIBIT A PRIOR DEBT Inception Original Outstanding Accrued Convertible Notes $ 194,983.56 $ 89,983.56 $ 105,000.00 $ 350,000.00 12/31/25 03/27/24 1 $ 187,553.42 $ 37,553.42 $ 150,000.00 $ 150,000.00 03/31/26 03/27/24 2 $ 208,184.30 $ 41,684.30 $ 166,500.00 $ 166,500.00 03/31/26 03/27/24 3 $ 185,568.49 $ 35,568.49 $ 150,000.00 $ 150,000.00 12/31/25 04/10/24 4 $ 61,724.66 $ 11,724.66 $ 50,000.00 $ 50,000.00 12/31/25 04/18/24 5 $ 1,204,493.15 $ 204,493.15 $ 1,000,000.00 $ 1,000,000.00 12/31/25 06/03/24 6 $ 43,376.79 $ 6,534.68 $ 36,842.11 $ 36,842.11 03/31/26 09/19/24 7a $ 12,393.37 $ 1,867.05 $ 10,526.32 $ 10,526.32 03/31/26 09/19/24 7b $ 86,753.57 $ 13,069.36 $ 73,684.21 $ 73,684.21 03/31/26 09/19/24 7c $ 24,786.74 $ 3,734.11 $ 21,052.63 $ 21,052.63 03/31/26 09/19/24 7d $ 123,933.68 $ 18,670.52 $ 105,263.16 $ 105,263.16 03/31/26 09/19/24 7e $ 148,720.40 $ 22,404.61 $ 126,315.79 $ 126,315.79 03/31/26 09/19/24 7f $ 123,933.68 $ 18,670.52 $ 105,263.16 $ 105,263.16 03/31/26 09/19/24 7g $ 61,966.83 $ 9,335.25 $ 52,631.58 $ 52,631.58 03/31/26 09/19/24 7h $ 185,900.51 $ 28,005.77 $ 157,894.74 $ 157,894.74 03/31/26 09/19/24 7i $ 247,867.34 $ 37,341.02 $ 210,526.32 $ 210,526.32 03/31/26 09/19/24 7j $ 28,600.00 $ 3,600.00 $ 25,000.00 $ 25,000.00 12/31/25 12/04/24 8 $ 79,780.82 $ 9,780.82 $ 70,000.00 $ 70,000.00 12/31/25 12/17/24 9 $ 136,214.79 $ 16,214.79 $ 120,000.00 $ 120,000.00 12/31/25 12/31/24 10 $ 55,342.46 $ 5,342.46 $ 50,000.00 $ 50,000.00 03/31/26 03/04/25 11 $ 66,253.15 $ 6,253.15 $ 60,000.00 $ 60,000.00 03/31/26 03/12/25 12 $ 462,943.56 $ 42,943.56 $ 420,000.00 $ 420,000.00 03/31/26 03/18/25 13 $ 71,453.69 $ 6,453.69 $ 65,000.00 $ 65,000.00 03/31/26 03/27/25 14 $ 21,952.87 $ 1,952.87 $ 20,000.00 $ 20,000.00 03/31/26 04/01/25 15 $ 109,501.37 $ 9,501.37 $ 100,000.00 $ 100,000.00 03/31/26 04/09/25 16 $ 16,390.68 $ 1,390.68 $ 15,000.00 $ 15,000.00 03/31/26 04/16/25 17 $ 70,898.08 $ 5,898.08 $ 65,000.00 $ 65,000.00 03/31/26 04/22/25 18 $ 108,547.94 $ 8,547.94 $ 100,000.00 $ 100,000.00 03/31/26 05/08/25 19 $ 54,208.22 $ 4,208.22 $ 50,000.00 $ 50,000.00 03/31/26 05/12/25 20 $ 37,577.53 $ 2,577.53 $ 35,000.00 $ 35,000.00 11/29/25 05/29/25 21 $ 89,820.71 $ 5,974.87 $ 83,845.84 $ 83,845.84 12/04/25 06/04/25 22 $ 46,718.04 $ 2,872.20 $ 43,845.84 $ 43,845.84 12/18/25 06/18/25 23 $ 53,131.51 $ 3,131.51 $ 50,000.00 $ 50,000.00 12/25/25 06/25/25 24 $ 74,211.51 $ 4,211.51 $ 70,000.00 $ 70,000.00 01/01/26 07/01/25 25 $ 52,843.84 $ 2,843.84 $ 50,000.00 $ 50,000.00 01/11/26 07/11/25 26 $ 42,209.32 $ 2,209.32 $ 40,000.00 $ 40,000.00 01/16/26 07/16/25 27 $ 31,587.95 $ 1,587.95 $ 30,000.00 $ 30,000.00 01/23/26 07/23/25 28 $ 15,586.85 $ 586.85 $ 15,000.00 $ 15,000.00 03/03/26 09/03/25 29 $ 55,988.38 $ 1,988.38 $ 54,000.00 $ 54,000.00 03/10/26 09/10/25 30 $ 46,553.42 $ 1,553.42 $ 45,000.00 $ 45,000.00 03/17/26 09/17/25 31 $ 26,820.60 $ 820.60 $ 26,000.00 $ 26,000.00 03/26/26 09/26/25 32 $ 35,006.03 $ 1,006.03 $ 34,000.00 $ 34,000.00 04/02/26 10/02/25 33 $ 80,762.74 $ 762.74 $ 80,000.00 $ 80,000.00 05/02/26 12/02/25 34 $ 5,073,046.55 $ 734,854.85 $ 4,338,191.70 $ 4,583,191.70 Subtotal Undocumented Advances and other $ - $ 70,000.00 $ 70,000.00 $ 70,000.00 06/13/25 35 $ - $ 100,000.00 $ 100,000.00 $ 100,000.00 08/12/25 36 $ - $ 70,000.00 $ 70,000.00 $ 70,000.00 10/23/25 37 $ - $ 10,000.00 $ 10,000.00 $ 10,000.00 12/29/25 38 $ - $ 45,000.00 $ 45,000.00 $ 45,000.00 12/30/25 39 $ - $ 14,840.02 $ 14,840.02 $ 14,840.02 12/30/25 40 $ - $ 10,000.00 $ 10,000.00 $ 10,000.00 12/31/25 41 $ - $ 20,000.00 $ 20,000.00 $ 20,000.00 01/14/26 42 $ 2,325.41 $ 2,325.41 Unpaid interest on retired note 43 $ 300,600.00 $ - $ 300,600.00 Accrued Compensation $ 300,600.00 44 $ 642,765.43 $ 2,325.41 $ 640,440.02 Subtotal $ 640,440.02 $ 5,715,811.98 $ 737,180.26 $ 4,978,631.72 $ 5,223,631.72 TOTAL Total Note# Date Maturity Principal Principal Interest Owed

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert this Note)

To:	HealthLynked Corp.

1265 Creekside Parkway, Suite 302

Naples, FL 34108

E-mail: [●]

Attention: [●]

The undersigned hereby irrevocably elects to convert $_____ of the outstanding principal and/or accrued interest of that certain Senior Secured Convertible Promissory Note into shares of Common Stock of HealthLynked Corp., according to the conditions stated therein, effective as of the Conversion Date set forth below

Conversion Date: ____________________

Principal Amount to be Converted: $__________________

Accrued Interest to be Converted (if any): $__________________

Conversion Price: $4.25

Please issue the Common Stock into the following account (DWAC/DTC): ____________________

Holder:

Mary S. Dent Gifting Trust

By: ______________________________

Name: Michael Dent

Title: Trustee

Date: _____________________________